Exhibit 5

Baker & McKenzie LLP Bank of America Center700 Louisiana, Suite 3000Houston, TX 77002United States Tel: +1 713 427 5000 Fax: +1 713 427 5099 www.bakermckenzie.com

Asia Pacific
Bangkok
Beijing
Brisbane
Hanoi
Ho Chi Minh City
Hong Kong
Jakarta
Kuala Lumpur*
Manila*
Melbourne
Seoul
Shanghai
Singapore
Sydney
Taipei
Tokyo
Yangon

Europe, Middle East& Africa
Abu Dhabi
Almaty
Amsterdam
Antwerp
Bahrain
Baku
Barcelona
Berlin
Brussels
Budapest
Cairo
Casablanca
Doha
Dubai
Dusseldorf
Frankfurt/Main
Geneva
Istanbul
Jeddah*
Johannesburg
Kyiv
London
Luxembourg
Madrid
Milan
Moscow
Munich
Paris
Prague
Riyadh*
Rome
St. Petersburg
Stockholm
Vienna
Warsaw
Zurich

                                        July 14, 2020

GT Biopharma, Inc.
9350 Wilshire Blvd. Suite 203
Beverly Hills, CA 90212

RE:
Registration Statement on Form S-1 for GT Biopharma, Inc.

Ladies and Gentlemen:

We are acting as special securities counsel to GT Biopharma, Inc., a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-1 (as amended or supplemented, the “Registration Statement”) filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”) on or about the date hereof relating to (i) 1,086,429 shares of common stock, par value $0.001 (the “common stock”), of the Company previously issued to a Selling Stockholder (as defined below) pursuant to that certain consulting agreement, dated as of May 1, 2020 (the “Consulting Agreement”), between the Company and EMLL Group LLC (the “Compensation Shares”) and (ii) 30,838,500 shares (the “Note Shares” and, together with the Compensation Shares, the “Shares”) of common stock. The Note Shares are issuable either (i) upon conversion of certain convertible notes held by certain of the Selling Stockholders (the “Applicable Notes”) or, (ii) at the option of such Selling Stockholders, in lieu of cash payments of interest on the Applicable Notes based upon the then current Conversion Price (as defined in the Applicable Notes) for the Applicable Notes. All Shares are being registered under the Registration Statement for resale by the selling stockholders named in the prospectus included in the Registration Statement (the “Selling Stockholders”).

In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of the restated certificate of incorporation of the Company, as amended, the restated bylaws of the Company, as amended, the Consulting Agreement, the Applicable Notes, the corporate proceedings with respect to the (i) filing of the Registration Statement, (ii) the Company’s entry into the Consulting Agreement and the issuance of the Compensation Shares and (ii) issuance, offering and sale of the Applicable Notes (including the issuance of the Note Shares pursuant to the terms of the Applicable Notes) and such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein.

In rendering the opinions contained herein, we have assumed the genuineness of all signatures on all documents examined by us, the legal capacity of all natural persons signing such documents, the due authority of all parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

The Americas
Bogota
Brasilia**
Buenos Aires
Caracas
Chicago
Dallas
Guadalajara
Houston
Juarez
Lima
Mexico City
Miami
Monterrey
New York
Palo Alto
Porto Alegre**
Rio de Janeiro**
San Francisco
Santiago
Sao Paulo**
Tijuana
Toronto
Valencia
Washington, DC

* Associated Firm
** In cooperation with Trench, Rossi e Watanabe Advogados

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.
The Compensation Shares have been duly and validly authorized and are validly issued, fully paid and non-assessable.

2.
The Note Shares that may be issued from time to time upon the conversion of, or in connection with the payment of interest in lieu of cash on, the Applicable Notes have been duly and validly authorized and, when issued upon conversion of, or as payment of interest on, the Applicable Notes in accordance with the terms and conditions thereof (including receipt of consideration, if any, required thereunder), and assuming no change in the applicable law or facts, will be validly issued, fully paid and non-assessable.

We express no opinion to the extent that, notwithstanding its current reservation of shares of common stock, future issuances of securities of the Company and/or adjustments to outstanding securities of the Company cause the Applicable Notes to be convertible into more shares of the common stock than the number that then remain authorized but unissued. Further, we have assumed the Conversion Price will not be adjusted to an amount below the par value per share of the common stock.

The opinions expressed above are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America. We do not purport to cover herein the application of the securities or “Blue Sky” laws of the various states to the offering of the Shares by the Selling Stockholders.

This opinion letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-K.

Very truly yours,

/s/ BAKER & McKENZIE LLP

BAKER & McKENZIE LLP